SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2007

HealthSouth Corporation (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

1-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243 (Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On January 8, 2007, representatives of HealthSouth Corporation (the "Company") will make a presentation at a healthcare industry conference using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99. The presentation will address, among other things, the Company's previously announced strategic repositioning and management's growth expectations for the Company under a more focused, "pure-play," post-acute strategy.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in the presentation includes non-GAAP financial measures, including "Adjusted Consolidated EBITDA." The Company continues to believe that an understanding of Adjusted Consolidated EBITDA is an important measure of operating performance, leverage capacity, its ability to service its debt, and its ability to make capital expenditures. The Company uses Adjusted Consolidated EBITDA to assess its operating performance. The Company believes it is meaningful because it provides investors with a measure used by its internal decision makers for evaluating its business. The Company's internal decision makers believe Adjusted Consolidated EBITDA is a meaningful measure, because it represents a transparent view of the Company's recurring operating performance and allows the Company’s management to readily view operating trends, perform analytical comparisons, and perform benchmarking between segments. Additionally, the Company's management believes the inclusion of professional fees associated with litigation, financial restructuring, government investigations, forensic accounting, creditor advisors, accounting reconstruction, audit and tax work associated with the reconstruction process and non-ordinary course charges incurred after March 19, 2003 and related to its overall corporate restructuring (including matters related to internal controls) distort, within EBITDA, their ability to efficiently assess and view the core operating trends on a consolidated basis and within segments. Additionally, the Company uses Adjusted Consolidated EBITDA as a significant criterion in its determination of performance-based cash bonuses and stock awards.

The Company also uses Adjusted Consolidated EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is also a component of certain material covenants contained within the Company's new Credit Agreement, which is discussed in more detail in the Company's Form 10-Q for the period ended September 30, 2006. These covenants are material terms of the Credit Agreement, and the Credit Agreement represents a substantial portion of the Company's capitalization. Non-compliance with these financial covenants under the Credit Agreement – its interest coverage ratio and its leverage ratio –

could result in the Company's lenders requiring the Company to immediately repay all amounts borrowed. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted Consolidated EBITDA is critical to the Company’s assessment of its liquidity.

In general terms, the definition of Adjusted Consolidated EBITDA, per the Credit Agreement, allows the Company to add back to Adjusted Consolidated EBITDA all unusual non-cash items or non-recurring items. These items include, but may not be limited to, (1) expenses associated with government, class action, and related settlements, (2) fees, costs, and expenses related to the Company's recapitalization transactions, (3) any losses from discontinued operations and closed locations, (4) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls, and (5) compensation expenses recorded in accordance with FASB Statement No. 123(R).

However, Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("GAAP"), and the items excluded from Adjusted Consolidated EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted Consolidated EBITDA should not be considered a substitute for net loss from continuing operations or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted Consolidated EBITDA to Net loss and to Net cash (used in) provided by operating activities, which reconciliations are set forth below. Because Adjusted Consolidated EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted Consolidated EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Current Report on Form 8-K filed on May 26, 2006.

Reconciliation of Net Loss to Adjusted Consolidated EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In Thousands)	2006	2005	2006	2005
Net loss	$(76,144)	$(11,541)	$(553,718)	$(332,158)
Loss from discontinued operations	3,291	11,735	20,191	30,830
Provision for income tax expense	4,582	10,339	31,457	29,209
Loss on interest rate swap	28,711	-	13,922	-
Loss (gain) on sale of marketable securities	107	-	121	(10)
Interest income	(1,253)	(3,739)	(9,610)	(10,618)
Interest expense and amortization of debt
discounts and fees	82,493	82,904	250,647	253,530
(Gain) loss on early extinguishment of debt	(6)	-	365,636	33
Professional fees—accounting, tax, and legal	23,774	33,072	100,402	113,429
Government, class action, and related
settlements expense	28,420	-	45,733	215,000
Impairment charges	200	1,460	4,022	26,375
Net non-cash loss on disposal of assets	3,448	2,385	8,830	16,672
Depreciation and amortization	38,473	40,249	113,726	128,694
Compensation expense under FASB Statement
No. 123(R)	3,595	-	11,630	-
Sarbanes-Oxley related costs	861	7,738	4,237	22,965
Restructuring activities under FASB Statement
No. 146	1,348	249	4,579	7,456
Adjusted Consolidated EBITDA	$141,900	$174,851	$411,805	$501,407

Reconciliation of Adjusted Consolidated EBITDA to Net Cash (Used In) Provided By Operating Activities

	Nine Months Ended
	September 30,
	2006	2005
	(In Thousands)
Adjusted Consolidated EBITDA	$411,805	$501,407
Professional fees—accounting, tax, and legal	(100,402)	(113,429)
Sarbanes-Oxley related costs	(4,237)	(22,965)
Interest expense and amortization of debt discounts and fees	(250,647)	(253,530)
Interest income	9,610	10,618
Provision for doubtful accounts	86,364	68,583
Net gain on disposal of assets	(7,977)	(2,656)
Amortization of debt issue costs, debt discounts, and fees	16,312	30,371
Amortization of restricted stock	2,654	1,358
Accretion of debt securities	(53)	(117)
Loss on sale of investments, excluding marketable securities	1,103	3,420
Equity in net income of nonconsolidated affiliates	(16,841)	(21,115)
Distributions from nonconsolidated affiliates	10,455	15,615
Minority interest in earnings of consolidated affiliates	78,367	78,895
Stock-based compensation	8,976	-
Compensation expense under FASB Statement No. 123(R)	(11,630)	-
Current portion of income tax provision	(10,670)	(16,244)
Restructuring charges under FASB Statement No. 146	(4,579)	(7,456)
Recovery of amounts due from Richard M. Scrushy	(35,000)	-
Net cash settlement on interest rate swap	1,448	-
Other operating cash used in discontinued operations	(25,271)	(42,879)
Change in government, class action, and related settlements liability	(87,171)	(133,548)
Change in assets and liabilities, net of acquisitions*	(148,251)	(7,766)
Net Cash (Used In) Provided By Operating Activities*	$(75,635)	$88,562

*

The change in operating cash and assets and liabilities during the nine months ended September 30, 2006 primarily resulted from declining volumes in each of the Company's operating segments, increased receivable balances (due to current collection trends, the $35.0 million receivable recorded as a recovery from the Company's former Chief Executive Office, Richard M. Scrushy, and a delay in Medicare payments), and non-cash reductions in various accrued expenses, including a reduction in estimates associated with legal fees owed to Mr. Scrushy.

Forward-Looking Statements

The information contained in the presentation includes certain estimates, projections and other forward-looking information that reflect the Company's current views with respect to future events and financial performance. These estimates, projections and other forward-looking information are based on assumptions that the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.

There can be no assurance that any estimates, projections or forward-looking information will be realized.

All such estimates, projections and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein.

You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in the presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-Q for the period ended September 30, 2006, the Form 10-K for the fiscal year ended December 31, 2005 and in other documents that the Company previously filed with the SEC, many of which are beyond the Company's control, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

	By:	/s/ John P. Whittington
		Name:	John P. Whittington
		Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: January 8, 2007

EXHIBIT INDEX

Exhibit Number	Description

99	Text of slide presentation of HealthSouth Corporation used in connection with the Company's January 8, 2007 healthcare industry conference presentation.